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                                                                    EXHIBIT 10.3



                                    AGREEMENT

                                     BETWEEN


                                STAR CITY PTY LTD



                                       AND



                            ACRES GAMING INCORPORATED




                    ========================================

                           AGREEMENT FOR THE SUPPLY OF
                               GOODS AND SERVICES
                          [CONTROLLED CONTRACT - CC279]

                              DATED: 12 APRIL 1999

                    ========================================



                                     [LOGO]

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                                TABLE OF CONTENTS

 1. INTERPRETATION                                                                        1
 2. TERMS                                                                                 2
 3. ORDER AND SPECIFICATION                                                               3
 4. PRICE AND FEES                                                                        3
 5. TERMS OF PAYMENT AND INVOICES                                                         4
 6. DELIVERY                                                                              5
 7. ACCEPTANCE OF GOODS                                                                   6
 8. PACKAGING AND LABELLING                                                               7
 9. QUALITY CONTROL                                                                       7
10. RISK AND PROPERTY                                                                     7
11. GENERAL WARRANTIES                                                                    8
12. WARRANTY                                                                              9
13. LIABILITY                                                                             9
14. YEAR 2000 COMPLIANCE                                                                 10
15. ASSIGNMENT                                                                           12
16. NOT USED                                                                             12
17. TERMINATION                                                                          12
18. CO-OPERATION AND SUPPORT                                                             13
19. CASINO CONTROL ACT 1992                                                              15
20. OBLIGATION TO CASINO CONTROL AUTHORITY                                               16
21. GRATUITY                                                                             16
22. CONFIDENTIALITY                                                                      16
23. OCCUPATION HEALTH AND SAFETY ISSUES                                                  17
24. GENERAL                                                                              17
25. FORCE MAJEURE                                                                        18
26. FUTURE ORDERS                                                                        18
27. STAR CITY PREMISES                                                                   19
28. EQUIPMENT                                                                            19
29. RELATIONSHIP                                                                         19
30. SUB-CONTRACTORS                                                                      19
31. INTELLECTUAL PROPERTY                                                                20
32. INSURANCE                                                                            20
33. SPECIAL CONDITIONS                                                                   21
SCHEDULE 2                                                                               24
EXECUTION                                                                                25

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                                    [CONTROLLED CONTRACT]

THIS AGREEMENT IS MADE ON THE 12 DAY OF APRIL 1999

BETWEEN  STAR CITY PTY LIMITED
         (ACN 060 510 410)
         OF 80 PYRMONT STREET, PYRMONT, NEW SOUTH WALES, AUSTRALIA ("STAR CITY")

AND      ACRES GAMING INCORPORATED
         OF 815 NW 9TH STREET, CORVALLIS, OREGON, USA ("THE SUPPLIER")

RECITALS

A.    Star City is the operator of Star City ("the Casino").

B.    The Supplier wishes to sell goods to Star City.

C. Star City intends to acquire services from the Supplier at the same time and in conjunction with the supply of the goods.

D. The parties have agreed to establish standard conditions for the supply of those goods and services to Star City.

PROVISIONS

1.    INTERPRETATION

      1.1 In this agreement, the following words shall have the meanings set out below:

            "Agreement" or "agreement" means the agreement for the sale and purchase of the Goods and the provision of the Services between the Supplier and Star City of which this agreement, the Order, the Specification and any other incorporated documents form part;

            "Business Day" means a day (not being a public holiday or weekend) on which banks are generally open for business in Sydney;

            "Commencement Date" means the date of execution of this agreement;

            "Delivery Address" means the address for delivery of Goods or performance of the Services set out in an Order;

            "Purchasing Director" means the person from time to time occupying the office designated by that title at Star City;

            "Fees" means the fees to be paid to the Supplier for provision of the Services as specified in Schedule 1;

            "Guarantor" means the person so described in Schedule 1;

            "Goods" means the goods described in Schedule 1;

            "Intellectual Property" means all inventions, patents, patent applications, trade marks, designs, copyright (including copyright in any computer software or hardware or any works associated with such software or hardware), technical know-how or commercially sensitive or valuable information which is provided to a party by the other party during the course of this agreement;

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            "Order" means an official authorised purchase order issued by Star
            City (as amended or replaced from time to time);

            "Order Number" means the identifying number shown on an Order placed by Star City in relation to the supply of Goods and Services;

            "Premises" means the permanent premises of Star City at Pyrmont, New South Wales;

            "Price" means the price of the Goods set out in Schedule 1;

            "Services" means the services provided by the Supplier in connection with the Goods as set out in Schedule 1;

            "Specification" includes any descriptions, plans, drawings, data, design, information or specification relating to the Goods;

            "Star City Contact" means the Star City contact person specified in
            Schedule 1 or such other person as notified by Star City to the Supplier from time to time.

            "Term" means the term of the Agreement commencing on the Commencement Date and ending upon termination in accordance with clause 17.

      1.2 Words importing the singular shall include the plural and vice versa.

      1.3 The headings in this agreement are for convenience only and shall not affect their interpretation.

      1.4 Where the Supplier comprises more than one person, this agreement shall bind each person comprising the Supplier collectively and individually.

2.    TERMS

      2.1 Subject to clause 2.2, this agreement applies to all agreements for the purchase of Goods and associated services by Star City from the Supplier and shall prevail over any other terms and conditions (including any terms or conditions of supply subject to which an Order is accepted or purported to be accepted by the Supplier). Star City appoints the Supplier to provide the Services subject to the terms of this agreement and the Supplier accepts the appointment.

      2.2 An Order placed by Star City on the Supplier constitutes an offer by Star City to purchase the Goods and Services subject to this agreement. The Order shall be deemed to be accepted by the Supplier unless otherwise notified in writing to the Purchasing Director within 5 Business Days from receipt of the Order by the Supplier.

      2.3 Goods and Services shall only be ordered by Star City on an Order. The Supplier shall not recognise any purported order which does not comply with this clause 2.3.

      2.4 An Order may only be amended by authorised personnel of Star City's purchasing department in writing. The Supplier shall be deemed to have accepted any amendment unless the Supplier otherwise notifies an authorised

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            personin the Star City purchasing department in writing within (5)
            Business Days from receipt of the amendment.

       2.5 The appointment in clause 2.1 continues until terminated in accordance with clauses 17 or 19, or if specified in Schedule 1, until the expiration of the Term.

3.    ORDER AND SPECIFICATION

       3.1 The Supplier shall supply the quantity of Goods specified in an Order.

       3.2 The Supplier shall in relation to the manufacture and supply of the Goods and to the provision of the Services, to Star City comply with:

            (a) this agreement;

            (b) all applicable laws and regulations; and

            (c) the standards of quality (if any) set out in Schedule 1.

       3.3 The Supplier shall perform the Services at the times and in the manner specified in Schedule 1.

       3.4 The Supplier shall fully inform itself of Star City's requirements from time to time and for that purpose shall consult with Star City throughout the Term.

       3.5 If the Supplier considers reasonably that it requires any information, documents or other particulars to be made available to it by Star City to enable the Supplier to provide the Goods or the Services in accordance with the Agreement, the Supplier will advise Star City of its requirements in writing and Star City shall use reasonable endeavours to provide such information, documents or other particulars.

       3.6 If the Supplier is required to have a licence or other approval in order to provide the Goods or the Services, the Supplier at its own cost shall obtain and hold such licence or approval prior to the Commencement Date and throughout the Term, and provide Star City with a copy of the same on request.

       3.7 The Supplier shall not represent itself, and shall ensure that its employees and sub-contractors do not represent themselves, as being employees or agents of Star City.

4.    PRICE AND FEES

       4.1 Unless provided otherwise in the Order or the Specifications, any Price or Fees quoted to Star City shall be inclusive of all charges for packaging, packing, shipping, carriage, insurance and delivery of the Goods to the Delivery Address and any government or other taxes, duties, imposts or levies including sales tax.

       4.2 Unless otherwise specified in Schedule 1, no increase in the Price or Fees may be made for any reason whatsoever without the prior consent in writing of Star City.

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      4.3   Star City shall be entitled to any discount for payment, bulk purchase or volume purchase customarily granted by the Supplier, whether or not shown in Schedule 1 or in the Order.

5.    TERMS OF PAYMENT AND INVOICES

      5.1 Invoices may be rendered to Star City at the same time as or after the subject Goods are delivered to the Delivery Address or the Services are provided unless other payment terms have been agreed to in advance in writing. Star City will not pay invoices until all requirements in an Order, the Specifications or this agreement have been satisfied in respect of the subject Goods and Services and such invoice has been properly rendered on Star City, unless delivery of the Goods by installment is approved by Star City (in which case Star City will pay for the Goods actually delivered).

      5.2 Invoices must be properly completed by the Supplier, rendered at the time of delivery of the Goods or provision of the Services, or forwarded to the address listed in Schedule 1 and must state the following:

            (a)  the applicable Order Number;

            (b)  the contract reference number;

            (c)  the name of the contact stated in the Order;

            (d) full particulars of Goods and Services supplied (including but not limited to dates of delivery or performance);

            (e)  the quantity of Goods the subject of the invoice;

            (f) the name and telephone number of a contact person of the Supplier; and

            (g)  the amount of sales tax (if any) included in the Price.

            If invoices are rendered at the time that Goods and Services are delivered or supplied (respectively), and the Supplier has not completed a delivery docket in accordance with clause 6.3, the invoices must also state the information required in clause 6.3(e).

      5.3 Invoices rendered on Star City must either be countersigned by a representative of Star City or be accompanied by a delivery docket countersigned by a representative of Star City as evidence that the Goods have been delivered and the Services have been provided.

      5.4 Star City may set off or deduct from any monies due to the Supplier all or any part of monies owed by the Supplier to Star City for any reason. Such monies may include without limitation any monies owed to Star City in relation to:

            (a)  discounts to which Star City is entitled;

            (b)  any sum in dispute between Star City and the Supplier;

            (c)  any shortfall in the quantity of Goods delivered; or

            (d) any Goods which have been rejected by Star City or for which Star City has refused to take delivery.

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      5.5   Unless otherwise stated in an Order and subject to clause 5.1, Star
            City will pay properly rendered invoices within 30 days of receipt of the invoice.

      5.6 If the Supplier offers a discount in respect of the sale of Goods or supply of Services for payment within a certain period, that period will not commence until the date of receipt by Star City of the invoice relating to such Goods or Services.

      5.7 The Supplier must take all reasonable steps to legally minimise the sales tax payable in respect of all Goods and/or Services supplied.

      5.8 The Supplier must pass on to Star City any reduction in sales tax on the Goods and /or Services that occurs due to the application of any exemption.

      5.9 The Supplier must reimburse to Star City any refund or credit of sales tax received by the Supplier in respect of the Goods and/or Services as soon as reasonably practical after it is received by or credited to the Supplier.

6.    DELIVERY

      6.1 The Supplier shall deliver the Goods to the Delivery Address on the date or within the period specified in the Order or Schedule 1 or, if not so specified, within 60 Business Days of Star City placing an Order on the Supplier.

      6.2 Time for delivery of the Goods is of the essence. The Supplier must notify Star City immediately if the Supplier becomes aware that Goods (or part thereof) will not be delivered to Star City within the time specified in clause 6.1 If Goods (or part thereof) are not delivered in accordance with clause 6.1, Star City may without prejudice to any other remedy:

            (a)  cancel the Order without liability to Star City; or

            (b) refuse to take delivery of the Goods.

      6.3 The Supplier must ensure that the delivery docket for each delivery of the Goods is displayed prominently and:

            (a)  quotes the applicable Order Number;

            (b)  states the name of the contact shown in the Order;

            (c)  shows full particulars of the Goods;

            (d)  shows the quantity of Goods delivered;

            (e) shows the name of the person delivering the Goods to Star City; and

            (f) states the name and telephone number of a contact person of the Supplier.

      6.4 The Supplier must ensure that each delivery of Goods is accompanied by any documents specified in Schedule 1.

      6.5 Star City's acknowledgment of receipt of Goods by the signing of a delivery docket shall not infer that Star City has accepted the Goods in any way whatsoever.

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      6.6   If specified in an Order that the Goods are to be delivered by installments, the agreement will be deemed to be a single contract and shall not be severable.

      6.7 The Supplier shall deliver all Goods during usual business hours, unless otherwise stated in the Order or otherwise agreed in writing by Star City. The Supplier shall be responsible for unloading all Goods at the Delivery Address.

      6.8 Where the Delivery Address is a third party warehouse, Star City may accept delivery of the number of containers specified in the delivery docket. Such acceptance will not be acceptance of the Goods for the purpose of clause 7. The Supplier will be liable for shortages in or breakage to the Goods until Star City has inspected the Goods pursuant to clause 7. The Supplier will not be liable for shortages in or breakages to the goods after 14 days from delivery to the third party warehouse, unless Star City gives written notice to the Supplier of any shortages or breakages in accordance with clause 7.

7.    ACCEPTANCE OF GOODS

      7.1 Star City shall be entitled to reject any Goods not delivered in accordance with this agreement. Star City shall be deemed to have accepted Goods unless it has notified the Supplier within 14 days after delivery that such Goods have been rejected by Star City, or if the Goods have been used or sold by Star City.

      7.2   (a)   The Supplier shall be responsible for any costs or charges incurred in returning rejected Goods to the Supplier.

            (b) Unless provided otherwise in Schedule 1, Star City shall not be obliged to return any packaging or packing material for the Goods to the Supplier, whether or not any Goods are accepted by Star City.

      7.3 Without prejudice to any other remedy, if any Goods are supplied in breach of any warranty or representation of the Supplier or are otherwise not in accordance with the Order or the Specifications, then Star City may at Star City's sole option:

            (a) require the Supplier to repair the Goods or to supply replacement Goods in accordance with this agreement within the time period specified by Star City;

            (b) require the Supplier, at the Supplier's expense, to accept the Goods for return and refund any monies paid by Star City in respect of the Goods;

            (c) if the Supplier fails to repair the Goods within the period referred to in paragraph (a), rectify or have rectified any defect in the Goods at the Supplier's expense and set off such expenses against any amount due to the Supplier; or

            (d) whether or not Star City has previously required the Supplier to repair the Goods or supply any replacement goods, treat the Order as discharged by the Supplier's breach and require the repayment of any monies which have been paid in respect of the Goods.

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      7.4   For the purpose of inspection and testing, Star City may, at its option, select a random sample of the Goods in such proportion to the whole as Star City may consider appropriate, having regard to the nature of the Goods. In such cases, the result for the sample shall be used for the purposes of this clause 7. In the event that any part of the sample of the Goods fails to comply with the Order or the Specification, Star City may:

            (a)  reject the whole or part of the Goods; or

            (b)  require the Supplier to rectify the Goods; and

            (c) require the Supplier to submit same for testing and inspection again.

      7.5 Where Star City does not inspect and accept the Goods prior the shipment, Star City must inspect the Goods or a sample of the Goods within 14 days of delivery and any notice of Star City's requirement pursuant to clause 7.4 must be given to the Supplier within that period.

8.    PACKAGING AND LABELLING

      8.1 The Supplier shall package all Goods in accordance with any requirements stated in the Order or the Specification, and if not so stated, Goods shall be packaged in such a way and by such means as will ensure that:

            (a) the Goods shall be delivered to Star City in good order and condition and free from damage;

            (b) the Goods may be conveniently and properly inspected on delivery;

            (c) the exterior of each separate container is endorsed with the number and date of the purchase order; and

            (d) each separate container, pallet or package is labelled with an identifying number and the total number of containers, for example, "Container 1 of 6".

      8.2 The Supplier shall at all times comply with all applicable laws and regulations or the requirements of any carrier in packaging and packing Goods.

9.    QUALITY CONTROL

      9.1 If stated in Schedule 1 or the Specification, the Supplier shall develop and implement quality control systems and procedures acceptable to Star City. The Supplier shall provide evidence acceptable to Star City of any third party certification or approval of the quality systems and procedures.

      9.2 The Supplier agrees to grant access to Star City at any time for the purposes of inspection and verification of the Supplier's quality systems and procedures.

10.   RISK AND PROPERTY

      10.1 Risk of loss in and associated with the Goods shall pass to Star City upon acceptance by Star City in accordance with this agreement. While risk in the Goods remains with the Supplier, the Supplier shall insure the Goods with a reputable insurer for their full replacement value in respect of any loss and damage of any kind however caused.

      10.2  Title to the Goods shall pass to Star City upon delivery.

11.   GENERAL WARRANTIES

      11.1  The Supplier represents, warrants and undertakes to Star City that:

            (a)  the Goods:

                  (i)    will be new on delivery to Star City;

                  (ii)   will be of merchantable quality;

                  (iii) will be fit for the purposes for which the Goods are ordinarily used;

                  (iv) will be fit for the purposes stated in Schedule 1 or the Specification (if any);

                  (v) will conform to any description or any sample provided by the Supplier;

                  (vi)   will conform to the Specification;

                  (vii) will be free from any defects in materials or workmanship;

                  (viii) will conform to any applicable Australian product
                         standards, which conformity is deemed established when the Goods are approved by the NSW Casino Control Authority for operation in the casino;

            (b) the Supplier is the owner or licensee of all intellectual property rights subsisting in the Goods;

            (c) no use or sale of the Goods by Star City shall infringe upon the intellectual property rights of any third party;

            (d) the Services will be performed with due care and skill, in a conscientious, diligent and professional manner which is higher than or equal to the degree of skill, care and diligence normally exercised by a recognised professional or trades person supplies services of a similar nature; and

            (e) any goods or materials supplied by the Supplier in conjunction with the Services will be fit for the purpose for which they are supplied.

      11.2 Except for the express warranties stated in clause 11.1 above, Supplier disclaims all warranties with regard to the Goods sold under this agreement including all implied warranties of merchantability and fitness for a specific purpose.

      11.3 The Supplier represents, warrants and undertakes to Star City that each of the warranties in clause 11.1 is true and correct on the Commencement Date and the date of each delivery of Goods in accordance with this agreement.

      11.4 The Supplier warrants that at the date the Goods and Services are provided and at all times during the Term:

             (a) it has the right and authority to enter into this agreement and to do all things which it is required to do by this agreement;

             (b) all action has been taken by the Supplier to render the Agreement binding upon it and legally enforceable against it in accordance with its terms;

             (c) the execution of this agreement and its performance in accordance with its terms by the Supplier:

                  (i) complies with all necessary consents, registrations, approvals, licences or permits required by statute, regulation, governmental policy or administrative requirement or by any agreement, order or arrangement binding upon the Supplier; and

                  (ii) does not violate any law, regulation, government order or decree or any consent, registration, approval, licence or permit referred to in sub-clause (i) above or any agreement or arrangement binding upon the Supplier;

      11.5 A breach of any of the warranties in clause 11.1 shall entitle Star City to give notice to the Supplier under clause 17.

12.   WARRANTY

      12.1  Without limiting the provisions of clause 11, the Supplier shall:

            (a) at Supplier's sole option, repair or replace any defective Goods during the warranty period stated in Schedule 1 at the Supplier's expense;

            (b) if the Supplier is not the manufacturer of the Goods, provide to Star City or hold for the benefit of Star City any warranty offered by the manufacturer of the Goods;

            (c) if Star City requires, produce written evidence of any such manufacturer's warranty and Star City's entitlement under it; and

            (d) at Supplier's sole option, perform any Services again or pay Star City the cost to it of having those Services provided by a third party, if the Services delivered are defective or do not meet the standards required by this agreement.

      12.2 If the Supplier fails to correct any defective goods or re-perform any defective Services, Star City may arrange for the defective goods and consequential effects to be remedied, or the Services re-performed, at the Supplier's expense.

      12.3 At its own cost and expense, the Supplier shall effect product liability insurance in respect of the Goods and if so requested, provide evidence to Star City of the currency of the insurance, including copies of any applicable policies of insurance.

13.   LIABILITY

      13.1 The Supplier acknowledges that a breach of this agreement by the Supplier may result in loss or damage to Star City.

      13.2 Except for liability or damages resulting from Star City's negligence, the Supplier releases and discharges Star City from all liability of whatever kind from damage or injury suffered by the Supplier, its staff, employees and agents as a result or as a consequence of, or which might arise from providing the Services under this Agreement.

      13.2A In no event shall the Supplier be liable for loss of profits, indirect, special, incidental, or consequential damages arising out of any breach of, or obligations under, this agreement.

      13.3 The Supplier indemnifies Star City and agrees to hold harmless Star City from and against all actions, proceedings, suits, claims, demands, damages, losses, costs, charges and expenses arising in any way out of the performances of the Services as a result of any:

            (a)   breach of this agreement by the Supplier;

            (b) negligent act or omission of the Supplier (other than an act done or omitted to be done on Star City's direction) or any other employee of the Supplier;

            (c) actual or alleged infringement of patent, design, trademark, trade-name, copyright or other proprietary rights owned or controlled by third parties in connection with the methods of operations employed by the Supplier or its employees in the performance of the Services; and

            (d) breach of any Federal, State or local law, regulation, ruling, guideline, standard or directive or of any industry guideline or standard with respect to the Services supplied by the Supplier.

      13.4 Star City indemnifies the Supplier and agrees to hold harmless the Supplier from and against all actions, proceedings, suits, claims, demands, damages, losses, costs, charges and expenses arising from or as a result of any:

            (a) negligent act or omission of Star City (other than an act done or omitted to be done on the Supplier's direction) or any employee of Star City; or

            (b)  breach by Star City of clauses 22 or 31 of this agreement.

14.   YEAR 2000 COMPLIANCE

      14.1 The Supplier warrants that the Goods/Services supplied by the Supplier are year 2000 compliant.

      14.2 Year 2000 compliant shall mean that neither performance nor functionality is affected by dates prior to, during and after the year 2000. In particular:

            Rule 1. No value for current date will cause any interruption in operation.

            Rule 2 Date-based functionality must behave consistently for dates prior to, during and after year 2000.

            Rule 3 In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules.

            Rule 4   Year 2000 must be recognised as a leap year.

      14.3  Amplification of the definition and rules:

            Rule 1

            1.1     This rule is sometimes known as general integrity.

            1.2 If this requirement is satisfied, roll-over between all significant time demarcations (eg, days, months, year, centuries) will be performed correctly.

            1.3 Current date means today's date as known to the equipment or product.

            Rule 2

            2.1     This rule is sometimes known as date integrity.

            2.2 This rule means that all equipment and products must calculate, manipulate and represent dates correctly for the purposes for which they were intended.

            2.3 The meaning of functionality includes both processes and the results of those processes.

            2.4 If desired, a reference point for date values and calculations may be added by organisations, eg, as defined by the Gregorian calendar.

            2.5 No equipment or product shall use particular date values for special meanings, eg, "99" to signify "no endvalue" or "end of file" or "00" to mean "not applicable" or "beginning of file".

            Rule 3

            3.1     This rule is sometimes known as explicit/implicit century.

            3.2     It covers two general approaches:

                    (a) explicit representation of the year in dates: eg, by using four digits or by including a century indicator. In this case, a reference may be inserted (eg, 4-digit years as allowed by ISO standard 8601:1998) and it may be necessary to allow for exceptions where domain-specific standards (eg, standards relating to Electronic Data Interchange, Automatic Teller Machines or Bankers Automated Clearing Services) should have precedence.

                    (b) the use of inferencing rules: eg, two-digit years with a value greater than 50 imply 19XX, those with a value equal to or less than 50 imply 20XX. Rules for century inferencing as a whole must apply to all contexts in which the date is used, although different inferencing rules may apply to different datesets.

      14.4  GENERAL NOTES

            Where a term century is used, clear distinction should be made between the "value" denoting the century (eg, 20th) and its representation in dates (eg, 19XX); similarly, 21st and 20XX.

15.   ASSIGNMENT

      Neither party shall assign the whole or any part of its obligations under this agreement, except to a purchaser of the business to which this agreement pertains, without the prior written consent of the non-assigning party.

16.   NOT USED

17.   TERMINATION

      17.1 If the Goods are standard stock merchandise, Star City may cancel any unshipped portion of an Order without further obligation except to make payment for the Goods actually shipped prior to cancellation. If the Goods are to be manufactured or fabricated to Star City's specification, then before completion of the work, Star City may cancel an Order and the Supplier will stop all work except as otherwise directed by Star City. Upon cancellation, Star City will pay to the Supplier the actual out-of-pocket expenses to the date of cancellation, as approved by Star City, and, unless the Supplier is in default in delivery or of any other terms or conditions, an additional 5% of such expenses. In no event will the total amount to be paid exceed the Price of the Goods which are the subject of the cancellation. Upon payment, any materials or uncompleted portions of the work will be the property of Star City. The Supplier will not be entitled to any prospective profits or damages by reason of such cancellation.

      17.2 Star City shall be entitled to terminate this agreement (and cancel any unfulfilled Orders) without liability to the Supplier immediately by giving notice to the Supplier at any time if:

            (a) the Supplier enters into any composition with its creditors, enters into liquidation, suffers the appointment of a receiver, a receiver and manager, an administrator or similar officer over all or part of its assets, or an application is made for, or an event occurs which would allow, any such person to be so appointed;

            (b) the beneficial ownership of, or management of, the Supplier changes such that control (as that term is defined in the Corporations Law) passes to persons other than those who control the Supplier at the Commencement Date;

            (c) the Supplier ceases, or threatens to cease, to carry on business;

            (d) the Supplier commits any material breach of a warranty or provision of this agreement; or

            (e) the continuance of dealings would have a detrimental impact on the ability of Star City to be qualified to hold or maintain any licences, permits or approvals issued or to be granted by any Regulatory Authority.

      17.3 The Supplier shall be entitled to terminate this agreement (and cancel any unfulfilled Orders) without liability to Star City immediately by giving notice to Star City at any time if:

            (a) Star City enters into any composition with its creditors, enters into liquidation, suffers the appointment of a receiver, a receiver and manager, an administrator or similar officer over all or part of its assets, or an application is made for, or an event occurs which would allow, any such person to be so appointed; or

            (b)   Star City ceases, or threatens to cease, to carry on business.

      17.4 Either party may, upon ninety days notice, terminate this agreement, provided that such termination shall not affect the parties' obligations in any other agreements which the parties have entered prior to the date of termination of this agreement.

18.   CO-OPERATION AND SUPPORT

      18.1 The Supplier acknowledges that Goods and Services to be supplied under this agreement will need to interface and remain compatible with the gaming management system proprietary to International Game Technology Inc and supplied and installed at the Casino by IGT's Australian subsidiary ("IGT System"). The IGT System is currently operational at Star City and the Supplier's Goods will need to work with that system in order to provide an operational and functioning system for Star City's purposes.

            The Supplier warrants that it will during the course of this agreement:

            (a)   work and co-operate with IGT and its staff;

            (b) keep its software and associated equipment compatible with the IGT System; and

            (c) at the request of Star City, keep IGT and its staff involved with the IGT System informed of developments, modifications, improvements or upgrades to its Goods and related documentation as required to achieve the purposes of this agreement, provided however that the Supplier is not required to submit such information to IGT unless IGT agrees to maintain it in confidence and executes a non-disclosure agreement suitable to the Supplier to achieve this purpose. Likewise, the Supplier will maintain IGT confidential information in confidence and will execute a non-disclosure agreement suitable to IGT for this purpose.

            It is the intention of these warranties that the Supplier will use its best endeavours to ensure that the interface or interfaces between its Goods and the IGT System will be and remain compatible and workable so that Star City has a complete working system for the provision of a world class gaming product to its customers.

            Star City acknowledges that it will maintain a relationship with IGT, particularly that covering maintenance and/or support of the IGT System. Star City intends, subject to negotiating acceptable commercial terms (including terms similar to those set out in this clause 18), to enter into a maintenance and/or support contract with IGT which will oblige IGT to work and co-operate with the Supplier and its staff in order to provide an operational and functioning system for Star City's purposes.

      18.2 The Supplier will ensure that sufficient resources (including technical support) are made available in Sydney, Australia, during the course of this agreement to comply with the warranties contained in this agreement. Any additional contractual terms applicable to maintenance or support services to be provided by the Supplier will be the subject of negotiation and agreement between the partners. The fees associated with those services will be agreed on an annual basis, or as otherwise agreed, and will not exceed industry standards.

      18.3 The Supplier acknowledges and agrees that Goods to be supplied under this agreement may be deemed by the NSW Casino Control Authority ("CCA") to be gaming equipment and therefore must be tested and approved by or on behalf of the CCA prior to commissioning at the Casino. The Supplier will provide all reasonable assistance and co-operation to Star City and the CCA (or its nominated testing agency) to obtain the relevant approval for any Goods. Star City will pay the costs of the CCA in doing so, but the Supplier will bear its own costs associated with that testing and approval process. Any delay in testing and/or approval of Goods due to or arising from the Supplier will give rise to a commensurate delay in Star City being obliged to perform its obligations under this agreement. If the approval of the CCA (or its nominated testing agency) cannot be obtained at all, or a material delay will be caused by failure to obtain that approval, Star City may (notwithstanding any other clause in this agreement) to cancel any Order for Goods and the Supplier will not be entitled to any payment or compensation in relation to those Goods or any related Services.

            In particular, and without limiting the generality of the foregoing, the Supplier acknowledges that it is aware of the requirements of the CCA concerning the IGT System. These requirements are set out in schedule 2 to this agreement. The Supplier acknowledges that in supplying its Goods or Services under this agreement, those requirements are fundamental to Star City's continued ability to use the IGT System.

      18.4 The parties will agree on suitable acceptance tests for computer related software and hardware supplied under this agreement. Those tests will be agreed between Star City and the Supplier prior to delivery of Goods and will:

            (a)   contain a specific set of tests and a test schedule;

            (b) set out required levels of functionality, compatibility, resistance, reliability and performance levels;

            (c) oblige the Supplier to verify, diagnose and correct any malfunction, defect or suspected error in the Goods;

            (d) provide for printed evidence of suspected faults to be obtained; and

            (e) set out a regime for recording faults during testing and the actions to be taken and timeframe needed by the Supplier to remedy those faults.

      18.5 Star City will use its best efforts to support the Supplier in interfacing and co-ordinating with:

            (a)   the CCA and other applicable regulatory bodies;

            (b)   Star City suppliers, including both but not limited to IGT;
                  and

            (c) organisations and contractors who may affect the Supplier's ability to perform under this agreement.

19.   CASINO CONTROL ACT 1992

      19.1 The parties covenant to provide information to the Casino Control Authority which it requires and to comply with any lawful notice from the Casino Control Authority including a notice requiring this agreement to be terminated.

      19.2 The parties agree that if this agreement is terminated by either party in response to a notice of the Casino Control Authority under
            Section 39 of the Casino Control Act or by operations of the Act, neither party shall thereafter have any claim against the other, other than for any antecedent breach by a party of any obligation under this agreement.

      19.3 This contract is a controlled contract within the meaning of the Casino Control Act 1992 ("the Act").

            Parties to this contract may be required to provide information to the Casino Control Authority ("the Authority").

            This contract may be terminated in certain circumstances.

            A party to this contract may be served with a notice in writing by the Authority affording the party an opportunity to show cause within 14 days why the contract should not be terminated on the grounds that, for reasons specified in the notice, it is not in the public interest for the contract to remain in force.

            A party served with a notice may, within the period of 14 days specified in the notice, arrange with the Authority for the making of submissions as to why the contract should not be terminated. After considering any submissions so made, the Authority may, by notice in writing served on each party to the contract, require the contract to be terminated within a time specified in the notice.

            If the contract is not terminated as required by the notice it is terminated by the operation of section 39 of the Act.

            If the contract is terminated in accordance with Division 2 of Part 3 (sections 36-42) of the Act:

      (a) the termination does not affect a right acquired, or a liability incurred, before that termination by a person who was a party to the contract, as a result of the performance before that termination of any obligation imposed by the contract; and

      (b) no liability for breach of contract is incurred by a person who was a party to the contract by reason only of that termination; and

     (c) neither the Crown nor the Authority incurs any liability by reason of that termination.

          A party to a contract terminated in accordance with Division 2 of Part 3 of the Act commits an offence under section 41 of the Act and is liable to a penalty not exceeding 100 penalty units if the party gives any further effect to any part of the contract.

20.   OBLIGATION TO CASINO CONTROL AUTHORITY

      If the Supplier has or is required to complete an Enterprise Assessment Form it undertakes to advise the Authority in writing, of any material change or new information in relation to its state of affairs within 14 days of the change occurring. A material change or new information would include but is not limited to, a change in directors, the granting or release of security, the appointment of an administrator, any legal proceedings threatened or commenced against the Supplier and financial statements prepared and/or lodged with any governmental authority.

21.   GRATUITY

      The Supplier is prohibited from making any offer of payment in any form by way of payment, discount, rebate, offer, gift, intangible benefit or other benefit to any employee, representative, agent, consultant, operator or other persons associated with Star City or any other Star City group company.

22.   CONFIDENTIALITY

      22.1 In this clause, "Confidential Information" means any statement, contract, agreement, specification, drawing, report, data, plans, forecasts, knowledge or information at any time disclosed (whether in writing or orally) to, or acquired by the Supplier in relation to the Goods, the Services, the Casino and its related operations except to the extent that such statement, contract, agreement, specification, drawing, report, data, plans, forecasts, knowledge or information was at the time of such disclosure or acquisition, or thereafter comes into the lawful possession of the relevant person or the public other than through a breach of the terms of this agreement or where such confidential information is required by law to be disclosed.

      22.2 The parties agreed that for a period of 5 years from date of receipt, they will treat all Confidential Information received from the other party as confidential and will not without the prior written consent of the other party:

            (a) disclose, publish or communicate or permit the disclosure, publication or communication of the Confidential Information or any part of it to any person, firm or company other than for the performance of this agreement; or

            (b) make copies or permit the making of copies of the Confidential Information or any part of it except to the extent reasonably necessary to perform this agreement.

      22.3 The receiving party must, on the request of the disclosing party following the termination or suspension of negotiations of the fulfillment of this agreement, return all documents and other materials in its possession relating to or containing any Confidential Information and the receiving party must not retain any copies or replicas of any such documents.

      22.4 The obligations contained in this Article 22 shall survive the termination of this agreement.

23.   OCCUPATION HEALTH AND SAFETY ISSUES

      23.1 Where chemicals are used in the supply of the Goods or in connection with the supply of any services (including the Services) by the Supplier, the Supplier will provide to Star City in respect of each chemical product a Material Safety Data Sheet.

      23.2 The Supplier shall generally and where appropriate, supply adequate health and safety information concerning the Goods and shall ensure that the Goods will be safe when properly used and/or stored. The Supplier shall at all times keep Star City informed of all relevant information which becomes known to the Supplier concerning the use, supply, maintenance and/or storing of the Goods.

      23.3 All information required to be provided to Star City in accordance with clauses 23.1 and 23.2 will be provided by the Supplier to the Star City Contact.

      23.4 The Supplier will comply with all obligations imposed on it by law including any relevant Occupational Health and Safety legislation.

24.   GENERAL

      24.1 All rights given to Star City by this agreement may be exercised by any related corporation (as defined by the Corporations Law) of Star City.

      24.2 Any notice required or permitted to be given by either party to the other under this agreement shall be in writing addressed to the other party at the address specified in Schedule 1 or on the Order or such other address as may at the relevant time have been notified pursuant to this provision to the party giving the notice. Such notices may be given by personal delivery, facsimile or pre-paid post.

      24.3 Any indulgence, forbearance or extension of time which Star City may grant to the Supplier in relation to this agreement or any matter or thing relating to or arising from it shall not in any way prejudice or interfere with Star City's rights under this agreement and shall not be claimed to constitute a waiver of it.

      24.4 If any provision of this agreement is held by any competent authority to be invalid or unenforceable in whole or in part, the validity of the other provisions of this agreement and the remainder of the provision in question shall not be affected thereby.

      24.5 This agreement shall be governed by the laws of the State of New South Wales and the parties agree to submit to the non-exclusive jurisdiction of the courts of that State.

      24.6 If there is any conflict between this agreement and an Order, the Order shall prevail to the extent of any inconsistency.

25.   FORCE MAJEURE

      25.1 If a party is unable either wholly or partially, as a result of a force majeure, to carry out its obligations under this agreement, and:

            (a) notifies the other party promptly of the force majeure giving details of the force majeure, the extent to which it is unable to perform its obligations; and

            (b)   attempts to remove the force majeure as quickly as possible;

            then that party's obligations will be suspended for the period of time it is affected by the force majeure.

      25.2 If after a period of 1 month, the force majeure has not ceased, the parties will meet in good faith to attempt to achieve a mutually satisfactory resolution to the problem.

      25.3 The requirement to remove a force majeure does not impose any obligation on a party to settle strikes or any industrial disputes or demands by a government on terms adverse to it.

      25.4 In this clause, "force majeure" means an act of God, strike, industrial dispute, declaration of war, blockade, disturbance, lightning, fire, earthquake, storm, flood, explosion, governmental or semi-government restraint, expropriation, prohibition, intervention, direction, embargo, and any other cause which is not reasonably within the party's control.

26.   FUTURE ORDERS

      26.1 The Supplier agrees that the terms and conditions set out in this agreement will apply to the future provision of Goods or Services by the Supplier, subject to such conditions and particulars as may be set out in future purchase orders and subsequent agreements submitted to the Supplier by Star City. Any terms and conditions set out in this agreement which are inconsistent with future purchase orders shall not apply. Additional and associated Services or variations to the existing Services may be requested by Star City from time to time. Confirmation of variations and additional Services will not be valid, unless Star City issues an Order to the Supplier.

      26.2 An Order shall not be deemed to have been issued and shall not be capable of acceptance by a Supplier unless the Order bears an Order Number and is signed by an employee of Star City authorised for that purpose and is issued by Star City's Purchasing Department to the Supplier.

      26.3 No Order will be recognised by Star City for any purpose, and no invoice rendered by a Supplier will be accepted by Star City, unless the applicable Order Number is shown on the relevant Order or invoice in accordance with clause 5.2. Star City shall have no liability to any Supplier in the event Services are supplied contrary to the requirements of this Agreement, and the supply of such Services shall be entirely at the Supplier's risk.

27.   STAR CITY PREMISES

      27.1 The Supplier shall, when using the Premises or any facilities occupied by Star City, comply with all directions, procedures and policies of Star City from time to time relating to occupational health and safety, security or otherwise in relation to the use of and access to the Premises or in regard to any facilities on the Premises.

      27.2  The Supplier shall ensure that:

            (a)  no injury or damage is caused to persons or to property; and

            (b) no trespass to property is committed, arising out of or in connection with this agreement,

            by the Supplier or any employee or agent of the Supplier.

28.   EQUIPMENT

      28.1 The Supplier shall provide all equipment necessary for use in connection with the provision of the Services.

      28.2 The Supplier shall ensure that all equipment is maintained in good working order, repair and condition at all times and is fit for the purpose of providing the Services.

29.   RELATIONSHIP

      29.1 Nothing in this agreement constitutes a relationship of employer and employee, principal and agent, or partnership between Star City or its related bodies corporate (as defined in the Corporations law) and the Supplier.

      29.2 The Supplier must not, and will ensure that its staff do not, assume or create or attempt to assume or create, directly or indirectly, any obligation on behalf of or in the name of Star City or a related body corporate (as defined in the Corporations law) of Star City.

30.   SUB-CONTRACTORS

      30.1 The Supplier shall advise Star City of the details of any sub-contractors engaged by the Supplier. No sub-contractor shall be engaged by the Supplier to provide Services without the prior consent of Star City. The Supplier shall be fully responsible for the performance of the Services notwithstanding the consent of Star City or that the Supplier has sub-contracted the performance of any part of the Services.

      30.2 The Supplier shall be responsible for ensuring the suitability of any proposed sub-contractor for any specific work envisaged and that all work performed by sub-contractors meets the requirements of this agreement.

31.   INTELLECTUAL PROPERTY

      31.1 The Supplier acknowledges that Star City is the proprietor of all Intellectual Property of Star City provided to the Supplier prior to or in the course of this agreement and that it is supplied to the Supplier for the purposes of providing Services under this agreement only.

      31.1A Star City acknowledges that the computer programs, system protocols, system documentation manuals, and trademarks supplied by the Supplier to Star City are proprietary to the Supplier. Star City agrees with the Supplier that the programs, documentation and all information or data supplied by Supplier in machine-readable form are trade secrets of the Supplier, are protected by civil and criminal law, and by the law of copyright, are very valuable to the Supplier, and that their use and disclosure must be carefully and continuously controlled. Accordingly, at no additional royalty or fee, Star City shall execute Supplier's End User Software License Agreement (the terms of which are to be agreed between the parties) prior to installation of such software at the Casino.

      31.2 Except as otherwise provided in this agreement, nothing contained in this agreement shall be deemed, by implication, estoppel or otherwise, to grant to Star City any right or licence in respect of any of the Intellectual Property of the Supplier at any time.

      31.3 The Supplier at its own expense will defend and indemnify Star City in any action brought against Star City to the extent that it is based on a claim that the Goods used within the scope of this agreement infringe any trademark, patent or copyright, provided that the Supplier is immediately notified in writing of such claim. The Supplier shall have the right to control the defence of all such claims, lawsuits and other proceedings. In no event shall Star City settle any such claim, lawsuit or proceeding without the Supplier's prior written approval.

            If, as a result of any claim of infringement against any patent or copyright, Star City is enjoined from using the Goods, or if the Supplier believes that the Goods are likely to become the subject of a claim of infringement, the Supplier at its option and expense may procure the right for Star City to continue to use the Goods, or replace or modify the Goods so as to make them non-infringing. The foregoing states the entire liability of the Supplier with respect to infringement of any trademarks, copyrights or patents by the Goods.

32.   INSURANCE

      32.1 The Supplier must maintain and effect at its own expense during the term of this agreement valid and enforceable insurance policies with insurers approved by Star City, which:

             (a) name the Supplier, and Star City and other interested parties as notified by Star City to the Supplier (and include their personnel), as co-insured persons in relation to the supply of Goods and/or provision of Services pursuant to this agreement;

             (b) in relation to any public liability insurance, include a cross liability clause enabling one insured person to claim against the insurer even if the party making the claim against the insured person is also insured under the policy;

             (c) where specified, provide at least the level and types of coverage specified in Schedule 1 for each occurrence; and

             (d)   be on terms acceptable to Star City.

        32.3 The Supplier:

             (a) must effect and maintain statutory workers' compensation insurance to cover any claim by any employee of the Supplier;

             (b) provide certification of workers' compensation arrangements to Star City if requested; and

             (c) irrevocably waives all rights it may (but for this clause) have had from time to time against Star City in relation to or in connection with any claim by any employee of the Supplier.

        32.2 At the request of Star City, the Supplier shall provide certificates of currency of its insurance policies or such other documentary evidence as may be required by Star City from time to time.

33.   SPECIAL CONDITIONS

        33.1 The Supplier shall ensure that:

             (a) it renders the Services at all times in a polite and helpful manner and shall provide the Services in a safe manner;

             (b) all persons engaged by it in the provision of the Services shall be of neat and clean appearance at all times and shall comply with any specific dress and other requirements set out by Star City from time to time;

             (c) all persons engaged by it in the provision of the Services wear such uniforms and identifying materials (e.g. name tags or badges) as may reasonably be requested by Star City from time to time;

             (d) any uniforms worn by persons in the provision of the Services are in good repair and the Supplier shall be responsible for and shall arrange regular cleaning of all such uniforms to the satisfaction of Star City;

             (e) without limiting sub-clause (c), any security cards or identity cards issued by Star City to the Supplier's personnel must be worn by all such personnel at all times during and promptly returned to Star City at the conclusion of the provision of the Services;

             (f) Star City may, without assigning any reason, notify the Supplier that any particular employee of the Supplier is unsuitable by reason of matters of security, confidentiality or other matter relevant to the conduct of the Star City business to perform Services under this agreement where upon Star City shall be entitled to deny access to the Premises to such person;

             (g) the Supplier shall be responsible to ensure that all its employees who come onto the Premises for the purposes of this agreement are over the age of 18 years. The Supplier shall indemnify and keep indemnified Star City for any loss, cost or expense incurred by reason of any such employee being less than 18 years of age;

             (h) the Supplier shall ensure that it complies with all Commonwealth and State industrial relations legislation, including any award, agreement, industrial instrument or arrangement it has entered or is required to comply with, pursuant to or arising from such industrial relations legislation; and

             (i)   In accordance with s127 of the Industrial Relations Act 1996
                   (NSW), the Supplier shall ensure that at the time of seeking payment for services under this contract, it will provide Star City with a statement that all remuneration payable to the relevant employees for work under the contract has been paid for that period of time for which payment is sought.

             33.2 The Supplier shall have in place policies and procedures for the training of its staff including policies of the Supplier in relation to occupational health, health and safety, industrial relations policy, security awareness (if applicable) and quality assurance and systems procedures (if applicable).

                                   SCHEDULE 1



---------------------------------------------------------------------------------------------------
Clause 1.1         Description of Goods and Services:   Prices and Fees

                   Supply electronic gaming equipment   Each element of the Goods and Services
                   and all other additional or          will be negotiated on an individual basis
                   related services required by Star    with Orders being placed for each
                   City and normally provided by the    separate component and will be subject to
                   Supplier incidental to such Goods    the terms and conditions of this
                   and Services                         agreement.
---------------------------------------------------------------------------------------------------
Clause 4.2         Price Adjustment:                    Once an Order has been placed by Star City
                                                        there will be no price adjustment. Pricing
                                                        will be based on the quote received from
                                                        the Supplier.
---------------------------------------------------------------------------------------------------
Clause 5.2         Address for submission of Invoices:  ACCOUNTS PAYABLE, FINANCE DEPARTMENT, STAR
                                                        CITY, PO BOX Q192, QVB POST OFFICE 1230.
---------------------------------------------------------------------------------------------------
Clause 6.1         Delivery deadline:                   as described in Star City's Orders from
                                                        time to time
---------------------------------------------------------------------------------------------------
Clause 6.4         Documents required with delivery     as described in Star City's Orders from of
                                                        Goods: time to time
---------------------------------------------------------------------------------------------------
Clause 7.2(b)      Return of Packaging Material:        STAR CITY WILL NOT BE RETURNING PACKAGING
                                                        MATERIAL TO THE SUPPLIER
---------------------------------------------------------------------------------------------------
Clause 9.1         Quality Systems and Procedures:      TO BE ADVISED
---------------------------------------------------------------------------------------------------
Clause 11.1        Purpose of Goods:                    Electronic Gaming
---------------------------------------------------------------------------------------------------
Clause 12          Period of Warranty:                  12 MONTHS FROM DELIVERY AND INSTALLATION
                                                        OF THE GOODS AND SERVICES.
---------------------------------------------------------------------------------------------------
Clause 24.2        Address for Notices:                 Star City:
                                                        80 Pyrmont Street, Pyrmont NSW 2009
                                                        Tel: 612 9777 9000
                                                        Fax: 612 9657 8344
                                                        Supplier:
                                                        815 NW 9th Street, Corvallis Oregon USA
                                                        97330
                                                        Tel: 541 7537648
                                                        Fax: 541 7537524
---------------------------------------------------------------------------------------------------
Clause 32          Insurance                            1.    Public liability insurance covering
                                                              bodily injury, death and property
                                                              danger in an amount of not less
                                                              than $5,000,000 for each and every
                                                              occurrence and $6,000,000 in the
                                                              aggregate for any one period of
                                                              insurance.

                                                        2.    Professional indemnity insurance
                                                              $10,000,000
---------------------------------------------------------------------------------------------------

                                   SCHEDULE 2



                             REQUIREMENTS OF THE CCA


The IGT system is required to provide Star City and regulatory officials with the following features:

1.    Analysis

      to provide daily, weekly, monthly and annual analysis of turnover (ie, handle), revenue (ie, cash box amount), percentage payout, cancelled credits, and payout for gaming devices (by individual device, type of device, or in total).

2.    Machine Security

      to provide computer screen viewing, terminal alarm and hard copy transaction listing of all mains power failures and access to machine door, hopper, cash box and logic board.

3.    Jackpots

      to provide computer screen viewing, terminal alarm and hard copy transaction listing of jackpot wins (stand alone machines and linked progressive machines).

4.    Generation of Documents

      to provide computer generation of documents in the coin bank for hopper refills, cancelled credits and jackpot payouts.

5.    Revenue Count

      to provide storage and recording and revenue data transmitted from computerised scale weighing (hard count process) of cash box contents from each machine and highlight any variances from the cash count with the amount recorded on the machines electronic meter.

EXECUTION

STAR CITY PTY LIMITED

Signed for and on behalf of STAR CITY PTY LTD by its duly authorised officer


----------------------------------------
Signature of authorised officer


----------------------------------------
Name of authorised officer


----------------------------------------
Title of authorised officer

before me:


----------------------------------------
Signature of witness


----------------------------------------
Name of witness

Signed for and on behalf of ACRES GAMING INCORPORATED by its duly authorised officer


----------------------------------------
Signature of authorised officer


----------------------------------------
Name of authorised officer


----------------------------------------
Title of authorised officer

before me:


----------------------------------------
Signature of witness


----------------------------------------
Name of witness

                                 PURCHASE ORDER
                                                                   DATE 17/05/99


SUPPLIER:  ACRES GAMING INCORPORATED        BILL TO:  STAR CITY PTY LTD        SHIP TO:
SERVICES ONLY
           815 NW 9TH STREET                          ACCOUNTS PAYABLE DEPT.
           CORVALLIS,                                 PO BOX Q192
           OREGON   97330                             QVB POST OFFICE 1290


-------------------------------------------------------------------------------------------------------
   DESCRIPTION BRAND, PART OR CATALOGUE       DELIVERY    QUANTITY UOM     UNIT COST     EXTENDED COST
                  NUMBER                        DATE
-------------------------------------------------------------------------------------------------------
                                             17/05/1999   1.000    EA    1,324,352.9000  1,324,352.90
ACRES BONUSING SYSTEM - PHASE 1 US$875,000
NOTE: INDICATIVE RATE OF .6607 DATED
17/5/99 USED TO CONVERT TO $AUD


ACRES BONUSING SYSTEM - 2ND PAYMENT
NOTE: PAYABLE 30 DAYS AFTER APPROVED         17/05/1999   1.000    EA    1,324,352.9000  1,324,352.90
INSTALLATION.  INDICATIVE RATE OF .6607
USED TO CONVERT TO $AUD

ACRES BONUSING SYSTEM - FINAL PAYMENT
NOTE: PAYABLE 18 MONTHS FROM DATE OF         17/05/1999   1.000    EA    2,389,147.8700  2,389,147.87
APPROVED INSTALLATION. THIS ORDER IS
PLACED PURSUANT TO CONTROLLED CONTRACT
00279 AND IS SUBJECT TO THE TERMS OF
THE ATTACHED ACRES BONUS SYSTEM, STAR
CITY UPGRADE DATED 10 MAY '99. THE
CONTROLLED CONTRACT PREVAILS OVER ANY
INCONSISTENT TERMS.
-------------------------------------------------------------------------------------------------------

                         ------------------------------------------------------------------------------
                         TOTAL INCLUSIVE OF SALES TAX AND DELIVERY CHARGES               5,037,853.67
                         ------------------------------------------------------------------------------

THIS ORDER IS SUBJECT TO STAR CITY PTY LIMITED STANDARD TERMS AND CONDITIONS OF PURCHASE OR, IF A SUPPLY AGREEMENT IS IN PLACE BETWEEN STAR CITY PTY LIMITED AND THE SUPPLIER, THEN IT IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT AGREEMENT.

                               ACRES BONUS SYSTEM
                                STAR CITY UPGRADE

This proposal outlines costs, terms, timelines, Star City requirements and specifications for upgrading the current Star City system to support Phase 1 bonuses.

                               BONUS UPGRADE COSTS

----------------------------------------------------------------------------------
Qty        Description                                Price Each          Total
----------------------------------------------------------------------------------
1,500      CCCE cable harnesses                           *                 *
----------------------------------------------------------------------------------
1          CCCE Software                                  *                 *
----------------------------------------------------------------------------------
1,500      Phase 1 Bonus Upgrade Software                 *                 *
----------------------------------------------------------------------------------
           TOTAL                                                       $3,328,510
----------------------------------------------------------------------------------

* --  confidential portion omitted and filed separately with the SEC

Prices are in US dollars and exclude shipping, taxes, duties and installation travel and lodging expenses. While technical support for regulatory approvals is included, any fees charged by testing agencies or regulatory authorities are excluded.

Shipping, travel and lodging expenses are billed to Star City at cost. Whenever possible, Star City facilities will be used for food and lodging.


                                  PAYMENT TERMS

Deposit with Order                                                              $  875,000
2nd Payment after 30 days of satisfactory operation in Star City's              $  875,000
production environment.
18 equal payments (beginning 60 days after start of satisfactory operation)     $   87,695
==========================================================================================
Total                                                                           $3,328,510

A discount of $250,000 (US) is offered if, in lieu of 2nd payment described above, a final payment of $2,203,510 is received resulting in a net price of $3,078,510, exclusive of shipping, duties, travel, etc.

                                    WARRANTY

All bonus software is warranted for 90 days. If Star City contracts with Acres Gaming for a maintenance contract on the basic system, Acres Gaming will extend warranty support on these bonuses until June 30, 2002 or until Star City discontinues the basic service contract, whichever comes first. For as long as the basic service contract remains in effect, terms of support, response time and training for the bonus upgrade features described in this proposal will be identical to the support, response time and training provisions outlined in the basic service contract agreement.

                                    TIMELINE

Receipt of Order and Deposit                          Start of project

Shipment of 1,500 cable harnesses                           +3 weeks

Beginning of installation in test bed                       +4 weeks

Beginning of regulatory testing                             +5 weeks

Estimated installation on floor (pending approval)          +9 weeks

Bonusing becomes operational 9 weeks after receipt of order, based upon a four week regulatory testing and approval cycle. For an August 1, 1999 startup, the order must be received no later than May 21. An earlier beginning is highly recommended.


                                    STAR CITY REQUIREMENTS

- Test bed must be available continuously for 6 weeks prior to date on which bonuses are to be launched (June 15th for an August 1 opening).

- Star City is responsible for installation of CCCE cable harnesses in gaming machines

- Star City contracts with regulatory testing agency and gains all required approvals. Acres Gaming provides full technical support for all submissions and testing. Approval applications are the responsibility of Star City

- Star City is responsible for all player education, marketing and collateral material.

- Star City makes appropriate employees available for training at least two weeks prior to launch of bonusing.

- Star City must assist in causing IGT to make required changes in the IGS system to properly support bonuses.

      In order to implement bonusing, specific changes are required in the IGS host system. Star City, and Acres gaming will, on a best efforts basis, cause IGT to make such changes. Given Star City's commercial influence with IGT, it would be a requirement that Star City take the lead in all such transactions. However, Acres gaming would assist where possible, in similar fashion to that stated in cooperation related clauses in the controlled contract.

      It is noted that Acres Gaming has limited influence with IGT, however it is anticipated that Acres Gaming can increase this level of influence through formalising arrangements relating to MEAL system changes in ABS, off-set against bonusing changes in IGS. There will be no charge to Star City, Acres Gaming or IGT for the efforts required under this arrangement.


                        PHASE 1 - BONUSES SPECIFICATIONS

         CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC